Exhibit 16





April 17, 2003


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N. W.
Washington D.C. 20549

Dear Sirs/Madam:

We have read and agree with the statements in Item 4(a) of Life Sciences Research Inc.'s Form 8-K/A dated April 14, 2003.

Yours truly,

/s/ Deloitte & Touche LLP
Princeton, New Jersey